UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 9, 2018	333-132456
Date of Report (Date of earliest event reported)	Commission File Number

SECURITY DEVICES INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	71-1050654
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

107 Audubon Road, Bldg 2, Suite 201 Wakefield, Massachusetts 01880
(Address of Principal Executive Offices) (Zip Code)

(978) 868-5011

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01        Other Event

On April 5, 2018, Security Devices International Inc. (the “Company”) signed a Letter of Intent with an individual for a portfolio of intellectual property (the “IP”). The IP consists of certain air fired platforms and munitions.  The Company anticipates signing a definitive agreement with full terms and conditions in the near future, though the Company can give no assurance that the Company will be able to successfully negotiate the terms of a definitive agreement, that a definitive agreement will be executed, or that the Company’s acquisition of the IP will actually occur.

Item 9.01        Financial Statements and Exhibits
 (a)         Financial Statements of Business Acquired.
Not applicable.
(b)         Pro Forma Financial Information.
Not applicable.
(c)         Shell Company Transaction.
Not applicable.
(d)         Exhibits.
Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY DEVICES INTERNATIONAL INC.

April 9, 2018		/S/Dean Thrasher
	Name:	Dean Thrasher
	Title:	CEO